Exhibit 99.1

Stride Inc. Posts Revenue Of $392.1 Million – Career Learning Revenue Grows 191% Year-over-Year

HERNDON, Va.--(BUSINESS WIRE)--April 20, 2021--Stride, Inc. (NYSE: LRN), one of the nation’s leading tech-enabled education companies, today announced its results for the third fiscal quarter ended March 31, 2021.

Financial Highlights for the Third Quarter Fiscal 2021 compared with the Third Quarter Fiscal 2020

  Revenues of $392.1 million, compared with $257.2 million. The increase is largely due to higher enrollments.
  Income from operations of $38.6 million, compared with $14.5 million.
  Net income of $23.8 million, compared with $8.8 million.
  Diluted net income per share of $0.57, compared with $0.22.
  Cash and cash equivalents as of March 31, 2021 of $329.0 million, compared with $212.3 million as of June 30, 2020.
  Adjusted operating income of $54.9 million, compared with $22.4 million. (1)
  Adjusted EBITDA of $75.0 million, compared with $39.0 million. (1)

Third Quarter Fiscal 2021 Summary Financial Metrics

	Three Months Ended March 31,		Change 2021/2020
	2021	2020	$	%
	(In thousands, except percentages)
Revenues	$392,145	$257,154	$134,991	52.5%

Income from operations	38,553	14,499	24,054	165.9%
Adjusted operating income (1)	54,906	22,350	32,556	145.7%

Net income	23,789	8,754	15,035	171.8%

EBITDA (1)	62,153	32,913	29,240	88.8%
Adjusted EBITDA (1)	75,007	38,999	36,008	92.3%

Financial Highlights for the Nine Months Ended March 31, 2021 Compared to the Nine Months Ended March 31, 2020

  Revenue of $1,139.3 million, compared with $771.8 million.
  Income from operations of $89.1 million, compared with $25.4 million.
  Net income of $61.0 million, compared with $19.6 million.
  Diluted net income per share of $1.46, compared with $0.48.
  Adjusted operating income of $128.0 million, compared with $46.5 million. (1)
  Adjusted EBITDA of $184.9 million, compared with $96.0 million. (1)

Nine Months Ended March 31, 2021 Summary Financial Metrics

	Nine Months Ended March 31,		Change 2021/2020
	2021	2020	$	%
	(In thousands, except percentages)
Revenues	$1,139,250	$771,834	$367,416	47.6%

Income from operations	89,069	25,416	63,653	250.4%
Adjusted operating income (1)	127,965	46,451	81,514	175.5%

Net income	60,956	19,618	41,338	210.7%

EBITDA (1)	154,107	78,206	75,901	97.1%
Adjusted EBITDA (1)	184,928	95,991	88,937	92.7%

(1)

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income, EBITDA and adjusted EBITDA. Management believes that these additional metrics provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Cash Flow and Liquidity

As of March 31, 2021, the Company’s cash and cash equivalents totaled $329.0 million, compared with $212.3 million reported at June 30, 2020. The increase in the cash balance is largely the result of the $348.3 million in proceeds the Company received from its issuance of convertible senior notes during the first quarter, partially offset by the use of $100 million to pay down its revolving credit facility and $72.8 million in cash used to acquire Tech Elevator and MedCerts.

Capital Expenditures

Capital expenditures for the nine months ended March 31, 2021 were $34.9 million, down 2% from the nine months ended March 31, 2020 and comprised of,

  $3.0 million on property and equipment,
  $20.2 million on capitalized software development, and
  $11.7 million on capitalized curriculum development.

Revenue and Enrollment Data

During the first quarter of fiscal year 2021, the Company revised its lines of revenue reporting into two categories:

  General Education - products and services that are predominantly focused on kindergarten through twelfth grade students for core subjects including math, English, science, and history to help build a common foundation of knowledge, and
  Career Learning - products and services that are focused on developing skills for students, in middle school through high school and adult learners, to enter careers in high-growth, in-demand industries—including information technology, business, and health services. Middle and high school students also take general education courses per state standards in addition to coursework in career pathways.

The Company believes that the change in the lines of revenue will facilitate a better understanding of its business strategy and the markets in which the Company competes. Additional information on the new lines of revenue, including revenue and enrollments for the three months ended March 31, 2021 and 2020 revised to reflect the new lines of revenue format can be found in Appendix A. Additional information on the new lines of revenue for fiscal years 2020 and 2019 revised to reflect the new lines of revenue format can be found in our first quarter, fiscal year 2021 press release. This information is provided for investor reference only. Readers are encouraged to obtain and carefully review Stride Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, including all financial statements contained therein and the footnotes thereto, filed with the SEC.

Revenue

The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended March 31,		Change 2021 / 2020		Nine Months Ended March 31,		Change 2021 / 2020
	2021	2020	$	%	2021	2020	$	%
	(In thousands, except percentages)

General Education	$322,304	$233,147	$89,157	38.2%	$950,142	$699,332	$250,810	35.9%
Career Learning
Middle - High School	52,382	20,820	31,562	151.6%	152,529	69,315	83,214	120.1%
Adult	17,459	3,187	14,272	447.8%	36,579	3,187	33,392	1,047.8%
Total Career Learning	69,841	24,007	45,834	190.9%	189,108	72,502	116,606	160.8%
Total Revenues	$392,145	$257,154	$134,991	52.5%	$1,139,250	$771,834	$367,416	47.6%

Enrollment Data

The following table sets forth total enrollment data for students in our General Education and Career Learning lines of revenue. Enrollments for General Education and Career Learning include those students in full service public or private programs where Stride provides a combination of curriculum, technology, instructional and support services inclusive of administrative support.

	Three Months Ended March 31,		Change 2021 / 2020		Nine Months Ended March 31,		Change 2021 / 2020
	2021	2020	#	%	2021	2020	#	%
	(In thousands, except percentages)

General Education (1)	155.8	108.9	46.9	43.1%	159.4	108.3	51.1	47.2%
Career Learning (1) (2)	29.5	13.2	16.3	123.5%	30.0	13.2	16.8	127.3%
Total Enrollment	185.3	122.1	63.2	51.8%	189.4	121.5	67.9	55.9%
(1)	This data includes enrollments for which Stride receives no public funding or revenue.
(2)	No enrollments are included in Career Learning for Galvanize, Tech Elevator or MedCerts.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students for the period indicated. If the mix of enrollments changes, our revenues will be impacted to the extent the average revenues per enrollments are significantly different.

	Three Months Ended March 31,		Change 2021 / 2020		Nine Months Ended March 31,		Change 2021 / 2020
	2021	2020	#	%	2021	2020	#	%

General Education	$1,876	$1,946	$(70)	(3.6%)	$5,384	$5,787	$(403)	(7.0%)
Career Learning	1,759	1,569	190	12.1%	5,033	5,189	(156)	(3.0%)

Outlook

The Company is raising its outlook and guidance for the full fiscal year 2021:

  Revenue in the range of $1.525 billion to $1.530 billion.
  Capital expenditures in the range of $50 million to $55 million. Note that capital expenditures include the purchase of property and equipment and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.
  Tax rate of 27% to 29% after discrete items.
  Adjusted operating income in the range of $156 million to $159 million. (1)
(1)

In addition to providing an outlook for revenue and capital expenditures, adjusted operating income is provided as a supplemental non-GAAP financial measure as management believes that it provides useful information to our investors. Please also see Special Note on Forward Looking Statements below.

	Year Ended June 30, 2021
	Low	High
	(In millions)
Income from operations	$102.5	$103.5
Stock-based compensation expense	42.0	44.0
Amortization of intangible assets	11.5	11.5
Adjusted operating income	$156.0	$159.0

Conference Call

The Company will discuss its third quarter 2021 financial results during a conference call scheduled for Tuesday, April 20, 2021 at 5:00 p.m. eastern time (ET).

A live webcast of the call will be available at https://event.on24.com/wcc/r/3081392/A9D9252C3927749F0B31617B75AC2CB3. To participate in the live call, investors and analysts should dial (833) 900-1536 (domestic) or (236) 712-2276 (international) at 4:45 p.m. (ET). The conference ID number is 1779113. Please access the website at least 15 minutes prior to the start of the call.

A replay of the call will be available starting on April 20, 2021 at 8:00 p.m. (ET) through May 20, 2021 at 8:00 p.m. (ET) by dialing (800) 585-8367 (domestic) or (416) 621-4642 (international) and entering the conference ID 1779113. A webcast replay will be available at https://event.on24.com/wcc/r/3081392/A9D9252C3927749F0B31617B75AC2CB3 for 30 days.

About Stride Inc.

At Stride, Inc. (NYSE: LRN) – formerly K12 Inc. – we are reimagining learning – where learning is lifelong, deeply personal, and prepares learners for tomorrow. The company has transformed the teaching and learning experience for millions of people by providing innovative, high-quality, tech-enabled education solutions, curriculum, and programs directly to students, schools, the military, and enterprises in primary, secondary, and post-secondary settings. Stride is a premier provider of K-12 education for students, schools, and districts, including career learning services through middle and high school curriculum. For adult learners, Stride delivers professional skills training in healthcare and technology, as well as staffing and talent development for Fortune 500 companies. Stride has delivered millions of courses over the past decade and serves learners in all 50 states and more than 100 countries. The company is a proud sponsor of the Future of School, a nonprofit organization dedicated to closing the gap between the pace of technology and the pace of change in education. More information can be found at stridelearning.com, K12.com, galvanize.com, techelevator.com, and medcerts.com.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model; failure to replace students who have graduated from the terminal grade in a school or have left our programs for other reasons with new students of a sufficient number; inability to maintain our current rate of retention of students enrolled in our courses; an increase in the amount of failures to enter into new school contracts or renew existing contracts, in part or in their entirety; the failure of perceived industry trends and projections resulting from the expected effects of COVID-19 on virtual education; failure of the schools we serve or us to comply with federal, state and local regulations, resulting in a loss of funding, an obligation to repay funds previously received or contractual remedies; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve as curriculum standards, testing programs and state accountability metrics evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school in which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; changes in national and local economic and business conditions and other factors such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as COVID-19; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction in the scope of services with schools; failure to develop the career learning education business; entry of new competitors with superior technologies and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures, failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including but not limited to our data storage systems, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this presentation is as of today’s date, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Statements

The financial statements set forth below are not the complete set of Stride Inc.’s financial statements for the three and nine months ended March 31, 2021 and are presented below without footnotes. Readers are encouraged to obtain and carefully review Stride Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from Stride Inc.’s website at www.stridelearning.com.

STRIDE INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
	(In thousands except share and per share data)
Revenues	$392,145	$257,154	$1,139,250	$771,834
Instructional costs and services	253,128	178,968	740,951	515,796
Gross margin	139,017	78,186	398,299	256,038
Selling, general, and administrative expenses	100,464	63,687	309,230	230,622
Income from operations	38,553	14,499	89,069	25,416
Interest income (expense), net	(5,371)	(76)	(12,502)	1,275
Other income (expense), net	486	(1,093)	2,276	(736)
Income before income taxes and income (loss) from equity method investments	33,668	13,330	78,843	25,955
Income tax expense	(10,275)	(4,419)	(18,541)	(5,993)
Income (loss) from equity method investments	396	(157)	654	(344)
Net income attributable to common stockholders	$23,789	$8,754	$60,956	$19,618
Net income attributable to common stockholders per share:
Basic	$0.59	$0.22	$1.52	$0.50
Diluted	$0.57	$0.22	$1.46	$0.48
Weighted average shares used in computing per share amounts:
Basic	40,286,109	39,539,791	40,143,610	39,426,121
Diluted	41,690,509	39,938,898	41,701,955	40,461,290

STRIDE INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2021	June 30, 2020
		(audited)
	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$329,031	$212,299
Accounts receivable, net of allowance of $21,697 and $6,808	422,786	236,134
Inventories, net	28,814	28,300
Prepaid expenses	26,656	13,058
Other current assets	22,918	11,480
Total current assets	830,205	501,271
Operating lease right-of-use assets, net	100,027	111,768
Property and equipment, net	82,918	38,668
Capitalized software, net	51,922	48,493
Capitalized curriculum development costs, net	48,482	48,849
Intangible assets, net	103,047	77,451
Goodwill	240,251	174,939
Deposits and other assets	77,316	71,824
Total assets	$1,534,168	$1,073,263
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$47,043	$40,428
Accrued liabilities	44,199	27,351
Accrued compensation and benefits	62,816	47,227
Deferred revenue	53,449	24,417
Credit facility	—	100,000
Current portion of finance lease liability	26,036	13,304
Current portion of operating lease liability	21,259	20,689
Total current liabilities	254,802	273,416
Long-term finance lease liability	43,117	4,634
Long-term operating lease liability	82,600	96,544
Long-term debt	295,388	—
Deferred tax liability	31,531	13,771
Other long-term liabilities	39,951	9,569
Total liabilities	747,389	397,934
Commitments and contingencies	—	—
Stockholders’ equity
Preferred stock, par value $0.0001; 10,000,000 shares authorized; zero shares issued or outstanding	—	—
Common stock, par value $0.0001; 100,000,000 shares authorized; 46,877,934 and 46,341,627 shares issued; and 41,543,191 and 41,006,884 shares outstanding	4	4
Additional paid-in capital	788,028	730,761
Accumulated other comprehensive income (loss)	(427)	93
Retained earnings	101,656	46,953
Treasury stock of 5,334,743 shares at cost	(102,482)	(102,482)
Total stockholders’ equity	786,779	675,329
Total liabilities and stockholders' equity	$1,534,168	$1,073,263

STRIDE INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended March 31,
	2021	2020
	(In thousands)
Cash flows from operating activities
Net income	$60,956	$19,618
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	65,038	52,790
Stock-based compensation expense	30,821	17,785
Deferred income taxes	2,256	1,151
Provision for (recovery of) doubtful accounts	7,635	(88)
Amortization of discount and fees on debt	8,737	—
Other	22,456	11,605
Changes in assets and liabilities:
Accounts receivable	(197,659)	(76,187)
Inventories, prepaid expenses, deposits and other current and long-term assets	(27,798)	240
Accounts payable	(913)	(20,066)
Accrued liabilities	8,850	6,260
Accrued compensation and benefits	14,913	(15,543)
Operating lease liability	(15,650)	(8,151)
Deferred revenue and other liabilities	31,480	13,611
Net cash provided by operating activities	11,122	3,025
Cash flows from investing activities
Purchase of property and equipment	(2,967)	(1,493)
Capitalized software development costs	(20,189)	(18,825)
Capitalized curriculum development costs	(11,742)	(15,463)
Sale of long-lived assets	223	—
Acquisition of Galvanize, Inc., net of cash acquired	—	(167,995)
Acquisition of MedCerts, LLC, net of cash acquired	(54,795)	—
Acquisition of Tech Elevator, Inc., net of cash acquired	(16,030)	—
Other acquisitions and investments, net of distributions	(1,008)	(4,277)
Net cash used in investing activities	(106,508)	(208,053)
Cash flows from financing activities
Repayments on finance lease obligations	(17,103)	(21,603)
Borrowing from credit facility	—	105,000
Repayments on credit facility	(100,000)	(5,000)
Issuance of convertible senior notes	408,610	—
Purchases of capped calls in connection with convertible senior notes	(60,354)	—
Proceeds from exercise of stock options	724	48
Withholding of stock options for tax withholding	(10,885)	—
Repurchase of restricted stock for income tax withholding	(8,872)	(6,504)
Net cash provided by financing activities	212,120	71,941
Net change in cash, cash equivalents and restricted cash	116,734	(133,087)
Cash, cash equivalents and restricted cash, beginning of period	213,299	284,621
Cash, cash equivalents and restricted cash, end of period	$330,033	$151,534

Reconciliation of cash, cash equivalents and restricted cash to balance sheet as of March 31st:
Cash and cash equivalents	$329,031	$150,034
Other current assets (restricted cash)	502	500
Deposits and other assets (restricted cash)	500	1,000
Total cash, cash equivalents and restricted cash	$330,033	$151,534

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income (loss), and adjusted EBITDA, which are not presented in accordance with GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation and the amortization of intangible assets.
  Adjusted EBITDA is defined as income (loss) from operations as adjusted for stock-based compensation and depreciation and amortization.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, restricted stock units, and performance stock units.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. These measures remove stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. Adjusted EBITDA also removes depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. Adjusted EBITDA provides a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Our management uses these non-GAAP financial measures:

  as additional measures of operating performance because they assist us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to review the same measures used by management to compare our current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, our use of these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although we use these non-GAAP financial measures to assess the performance of our business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, revenues, income (loss), net income (loss) and net income (loss) per share or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
	(In thousands)
Income from operations	$38,553	$14,499	$89,069	$25,416
Stock-based compensation expense	12,854	6,086	30,821	17,785
Amortization of intangible assets	3,499	1,765	8,075	3,250
Adjusted operating income	54,906	22,350	127,965	46,451
Depreciation and other amortization	20,101	16,649	56,963	49,540
Adjusted EBITDA	$75,007	$38,999	$184,928	$95,991

Appendix A

Full Definitions for New Lines of Reporting Revenue and Enrollments

Stride, Inc., together with its subsidiaries (“Stride” or the “Company”) is an education services company providing online and blended learning. The Company’s technology-based products and services enable its clients to attract, enroll, educate, track progress, and support students on a scalable basis. These products and services, spanning curriculum, systems, instruction, and support services are designed to help learners reach their educational goals through inspired teaching and personalized learning. The Company’s clients are primarily public and private schools, school districts, and charter boards. Additionally, it offers solutions to employers, government agencies and consumers, including through private schools which it operates. These products and services are provided through two lines of revenue:

General Education – products and services are predominantly focused on kindergarten through twelfth grade students for core subjects including math, English, science and history, to help build a common foundation of knowledge. Programs utilizing General Education products and services are for students that are not specializing in any particular curriculum or course of study. These programs provide an alternative to traditional school options and serve a range of student needs including safety concerns, increased academic support, scheduling flexibility, physical/health restrictions or advanced learning among other reasons. Products and services are sold a la carte or combined into customized customer offerings.

Career Learning – products and services are focused on developing skills for students, in middle school through high school and adult learners, to enter careers in high-growth, in-demand industries—including information technology, business, and health services. The Company provides middle and high school students with Career Learning programs that complement their core general education coursework in math, English, science and history. Stride offers multiple career pathways supported by a diverse catalog of Career Learning courses. The middle school program spans career exploration, exposes students to a variety of career options, and introduces career skill development. In high school, students may engage in industry content pathway courses, project-based learning in virtual teams, and career development services. High school students also have the opportunity to progress toward certifications, connect with industry professionals, earn college credits while in high school, and participate in job shadowing and/or work based learning experiences that are required to succeed in today’s digital, tech-enabled economy. A student enrolled in a school offering our General Education program may take Career Learning courses but that student and associated revenue is not reported as Career Learning enrollment and revenue. A student and the associated revenue, whether in middle or high school is counted as Career Learning if enrolled in a school offering our Career Learning program and must commit to a career pathway and its associated services, including the Exploratory Pathways. Like General Education, products and services for the Career Learning market are sold a la carte or combined into a Career Learning program or customized customer offering. The Company also offers post-secondary Career Learning programs to adult learners, through its Galvanize, Inc. (“Galvanize”), Tech Elevator, Inc. (“Tech Elevator”), and MedCerts, LLC (“MedCerts”) subsidiaries. These programs include skills training in data science and software engineering, healthcare and medical fields, technology staffing and talent development, and are offered directly to consumers, employers and government agencies.

The following tables provide revenue and enrollments for the three months ended March 31, 2021 and 2020 for the new reporting formats. This information is provided for investor reference only. Readers are encouraged to obtain and carefully review Stride Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from Stride Inc.’s website at www.stridelearning.com.

General Education	Three Months Ended
	March 31, 2021	March 31, 2020
	(In thousands)
Managed Public School Programs	$336,281	$228,335
Add:
Private Pay Schools and Other	12,241	8,879
Institutional (Non-managed and Software & Services)	26,164	16,753
Less:
Career Learning - Managed Public School Programs	(51,178)	(20,586)
Career Learning - Non-managed Public School Programs	(541)	(82)
Career Learning - Private Pay Schools and Other	(663)	(152)
Total General Education Revenues	$322,304	$233,147
Enrollments	Three Months Ended
	March 31, 2021	March 31, 2020
	(In thousands)
Managed Public School Programs	180.6	119.7
Non-managed Public School Programs	55.4	16.2
Total Old Reporting	236.0	135.9
Add:
Private Pay	4.7	2.4
Less:
Non-managed Public School Programs	(55.4)	(16.2)
Net Changes - Old vs New Reporting	(50.7)	(13.8)
Total New Reporting	185.3	122.1
Career Learning	Three Months Ended
	March 31, 2021	March 31, 2020
	(In thousands)
Career Learning - Managed Public School Programs	$51,178	$20,586
Career Learning - Non-managed Public School Programs	541	82
Career Learning - Private Pay Schools and Other	663	152
Private Pay Schools and Other (Galvanize, MedCerts and Tech Elevator)	17,459	3,187
Total Career Learning Revenues	$69,841	$24,007

Contacts

Stride Inc.
Investor Contact:
Timothy Casey, 571-392-2606
Sr. Director, Investor Relations
tcasey@k12.com